Exhibit 10.4

PATENT AND TECHNOLOGY CROSS-LICENSE AGREEMENT

This Patent and Technology Cross-License Agreement (“Agreement”) is made as of [•], 2023 by and between NCR Corporation, a Maryland corporation, having a principal place of business at 864 Spring Street NW, Atlanta, Georgia 30308 (“NCR”), and NCR Atleos, LLC, a Delaware limited liability company, to be converted to a Maryland corporation [and renamed [•]] prior to the Distribution Date, having a principal place of business at 864 Spring Street NW, Atlanta, Georgia 30308 [name and address to be updated if/as changed prior to the Effective Date] (“ATMCo”). (NCR and ATMCo may be referred to hereinafter collectively as the “Parties” and individually as a “Party”.)

RECITALS

WHEREAS, the Parties have entered into that certain Separation and Distribution Agreement dated [•], 2023 designed to enable the Parties to separate from one another and carry out their respective businesses (the “SDA”);

WHEREAS, NCR and the other members of the NCR Group (defined below) previously granted to Cardtronics USA, Inc. (“Cardtronics”) and the other members of the ATMCo Group (defined below), including ATMCo, a license to use certain Technology (defined below), including under certain Patents (defined below), pursuant to that certain Intellectual Property Assignment and License Agreement by and between NCR and Cardtronics having an effective date as of ______, and ATMCo and the other members of the ATMCo Group previously granted to NCR and the other members of the NCR Group a license to use certain Technology, including under certain Patents, pursuant to that certain Intellectual Property License Agreement by and between ATMCo and NCR having an effective date as of _______ (both such agreements collectively, the “Prior Agreements”);

WHEREAS, NCR is the owner of the NCR Licensed Patents and NCR Licensed Technology (each defined below), and ATMCo is the owner of the ATMCo Licensed Patents and ATMCo Licensed Technology (each defined below);

WHEREAS, the Parties wish to terminate the licenses in the Prior Agreements in favor of this Agreement;

WHEREAS, ATMCo wishes to obtain from NCR, and NCR wishes to grant to ATMCo, a license to the NCR Licensed Patents and NCR Licensed Technology, and NCR wishes to obtain from ATMCo, and ATMCo wishes to grant to NCR, a license to the ATMCo Licensed Patents and ATMCo Licensed Technology, in each case in accordance with the terms and subject to the terms and conditions set forth herein; and

WHEREAS, this Agreement constitutes the Patent and Technology Cross-License Agreement referred to in the SDA.

NOW, THEREFORE, in consideration for the mutual promises and covenants forth in this Agreement, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, following the Distribution, no member of either Group shall be deemed to be an Affiliate of any member of the other Group, including by reason of having common stockholders or one or more directors in common. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

“Assign” means transfer or assign.

“ATMCo Business” means the business, activities and operations of NCR or any of its Affiliates (such Affiliates measured as of immediately prior to the Distribution and including the members of the ATMCo Group and the members of the NCR Group) in or with respect to the self-service banking, payments & network, and telecommunications and technology businesses, in each case as more fully described in the Registration Statement and/or reflected in the financial statements included therein (including, for the avoidance of doubt, the business, activities and operations of Cardtronics and Moon Inc. described and/or reflected in the financial statements included therein), as conducted at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses; provided that the ATMCo Business shall not include (1) the business, activities and operations of NCR or any of its Affiliates (including the members of the ATMCo Group and the members of the NCR Group) in or with respect to the retail, hospitality and digital banking businesses, in each case as more fully described in NCR’s Form 10-K filed with the SEC on February 27, 2023 and/or reflected in the financial statements for the reportable segments of the same names included therein, or (2) the merchant acquiring services in the retail, hospitality and other industries described as being part of NCR’s payments & network segment therein and/or reflected in the financial statements for such segment therein, in each case as conducted at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses.

“ATMCo Common Stock” means all of the issued and outstanding shares of common stock of ATMCo, $0.01 par value per share.

“ATMCo Excluded Natural Evolution Fields” has the meaning set forth on Schedule 3.

“ATMCo Excluded Technology” means the Technology specified in Schedule 1A that is owned as of the Effective Date by ATMCo or any of its Affiliates who are Affiliates of ATMCo as of the Effective Date, regardless if such Technology is accessible by or in the possession of NCR or any of its Affiliates as of the Effective Date. In addition, ATMCo Excluded Technology shall also include any Technology that was owned as of the Effective Date by NCR or any of its Affiliates who are Affiliates of NCR as of the Effective Date that is, if any, (a) subsequently assigned to ATMCo or any of its Affiliates by NCR or any of its Affiliates, and (b) agreed to by the Parties to be ATMCo Excluded Technology and added to Schedule 1A (“ATMCo Added Excluded Technology”).

“ATMCo Group” means ATMCo and each Person that is a Subsidiary of ATMCo as of immediately prior to the Distribution, and each Person that becomes a Subsidiary of ATMCo after the Distribution.

“ATMCo Licensed Patents” means the Licensed Patents of ATMCo (including the Licensed Patents of ATMCo’s Affiliates as of the Effective Date).

“ATMCo Licensed Technology” means the Licensed Technology of ATMCo (including the Licensed Technology of ATMCo’s Affiliates who are Affiliates as of the Effective Date). In addition and not withstanding anything to the contrary herein, ATMCo Licensed Technology shall also include any Technology that was owned as of the Effective Date by NCR or any of its Affiliates who are Affiliates of NCR as of the Effective Date that is, if any, subsequently assigned to ATMCo or any of its Affiliates by NCR or any of its Affiliates that is not ATMCo Excluded Technology (including ATMCo Added Excluded Technology). For further clarity, ATMCo Licensed Technology is deemed to be Confidential Information of ATMCo and/or its Affiliates and shall be treated as such in accordance with, including subject to the corresponding obligations (including confidentiality) of, this Agreement.

“ATMCo Non-Improvable Technology” means the Technology specified in Schedule 2A that is owned as of the Effective Date by ATMCo or any of its Affiliates who are Affiliates of ATMCo as of the Effective Date, regardless if such Technology is accessible by or in the possession of NCR or any of its Affiliates as of the Effective Date. In addition, ATMCo Non-Improvable Technology shall also include any Technology that was owned as of the Effective Date by NCR or any of its Affiliates who are Affiliates of NCR as of the Effective Date that is, if any, (a) subsequently assigned to ATMCo or any of its Affiliates by NCR or any of its Affiliates, and (b) agreed to by the Parties to be ATMCo Non-Improvable Technology and added to Schedule 2A (“ATMCo Added Non-Improvable Technology”).

“ATMCo Non-Patent and Trademark Licensed Intellectual Property Rights” means the Licensed Non-Patent and Trademark Intellectual Property Rights of ATMCo (including the Licensed Non-Patent and Trademark Intellectual Property Rights of ATMCo’s Affiliates who are Affiliates as of the Effective Date).

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which banks are required or authorized by Law to be closed in New York, New York.

“Distribution” means the distribution by NCR to the holders of all of the issued and outstanding shares of NCR Common Stock as of the close of business on the Record Date, on a pro rata basis, of all of the issued and outstanding shares of ATMCo Common Stock.

“Distribution Date” means [•], 2023.

“Effective Date” means the time on the Distribution Date immediately following the Distribution.

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau or agency, or any other regulatory, self-regulatory, administrative or governmental organization or authority, including NYSE and any similar self-regulatory body under applicable securities Laws.

“Group” means (a) with respect to NCR, NCR and its Affiliates, and (b) with respect to ATMCo, ATMCo and its Affiliates.

“Improvements” means modifications, improvements, enhancements and derivatives (including derivative works).

“Information Statement” means the information statement of ATMCo, included as Exhibit 99.1 to the Registration Statement, including any amendments or supplements thereto.

“Law” means any applicable foreign, federal, national, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code or other requirement enacted, promulgated, issued or entered into, or act taken, by a Governmental Authority.

“Licensed Non-Patent and Trademark Intellectual Property Rights” means all Non-Patent and Trademark Intellectual Property Rights as of the Effective Date (a) owned by a Party or any of its Affiliates who are Affiliates of such Party as of the Effective Date and (b) owned by the other Party or any of its Affiliates who are Affiliates of such other Party as of the Effective Date that are subsequently assigned by such other Party or any of its Affiliates to such Party or any of its Affiliates.

“Licensed Patents” means any and all Patents (a) owned as of the Effective Date by a Party or any of its Affiliates as of the Effective Date, or (b) that issue from (i) any Patent Applications owned as of the Effective Date by a Party or any of its Affiliates as of the Effective Date, or (ii) any Patent Applications claiming priority to, or from which priority is claimed from, any of the Patent Applications specified in (b)(i) of this definition or any Patent Applications directly or indirectly giving rise to any such Patents or any of the foregoing Patent Applications. For further clarity, Licensed Patents does not include any Patents, including Patents issuing from any Patent Applications, obtained, purchased or acquired by a Party or any of its Affiliates subsequent to the Effective Date, except for those Patents issuing from Patent Applications specified in (b) of this definition.

“Licensed Solutions” means the products (including software products), services and solutions (“Solutions”) made, used, offered for sale or license, sold or licensed, imported, exported or otherwise disposed of by or for a Party or any of its Affiliates as of the Effective Date.

“Licensed Technology” means all Technology as of the Effective Date owned by a Party or any of its Affiliates as of the Effective Date, regardless if such Technology is accessible to or in the possession of the other Party or any of its Affiliates. For further clarity, Licensed Technology does not include any Improvements of or to the Licensed Technology of such Party or any of its Affiliates made by or for such Party or any of its Affiliates subsequent to the Effective Date.

“Natural Evolution” means the natural or reasonably expected growth, changes (including Improvements) or evolution of or to a Solution, Technology or business and its activities and operations (“Business Operations”, which includes any methods or processes used by or in conjunction therewith) over time, including with respect to and in light of technology and markets. Notwithstanding the preceding sentence, Natural Evolutions shall not include the Solutions, Technology or Business Operations in the ATMCo Excluded Natural Evolution Fields, with respect to ATMCo and its Affiliates, and the NCR Excluded Natural Evolution Fields, with respect to NCR and its Affiliates.

“NCR Business” means (1) the business, activities and operations of NCR or any of its Affiliates (such Affiliates measured as of immediately prior to the Distribution and including the members of the ATMCo Group and the members of the NCR Group) in or with respect to the retail, hospitality and digital banking businesses, in each case as more fully described in NCR’s Form 10-K filed with the SEC on February 27, 2023 and/or reflected in the financial statements for the reportable segments of the same names included therein, and (2) the merchant acquiring services in the retail, hospitality and other industries described as being part of NCR’s payments & network segment therein and/or reflected in the financial statements for such segment therein, in each case as conducted at any time prior to the Distribution by them or any of their current or former affiliates, subsidiaries, divisions or businesses.

“NCR Common Stock” means all of the issued and outstanding shares of common stock of NCR, par value $0.01 per share.

“NCR Excluded Natural Evolution Fields” has the meaning set forth on Schedule 3.

“NCR Excluded Technology” means the Technology specified in Schedule 1B that is owned as of the Effective Date by NCR or any of its Affiliates who are Affiliates of NCR as of the Effective Date, regardless if such Technology is accessible by or in the possession of ATMCo or any of its Affiliates as of the Effective Date. In addition, NCR Excluded Technology shall also include any Technology that was owned as of the Effective Date by ATMCo or any of its Affiliates who are Affiliates of ATMCo as of the Effective Date that is, if any, (a) subsequently assigned to NCR or any of its Affiliates by ATMCo or any of its Affiliates, and (b) agreed to by the Parties to be NCR Excluded Technology and added to Schedule 1B (“NCR Added Excluded Technology”).

“NCR Group” means (i) NCR and each of its Subsidiaries immediately following the Distribution, and (ii) each Person that becomes a Subsidiary of NCR after the Distribution, in each case, other than the members of the ATMCo Group.

“NCR Licensed Patents” means the Licensed Patents of NCR (including the Licensed Patents of NCR’s Affiliates as of the Effective Date).

“NCR Licensed Technology” means the Licensed Technology of NCR (including the Licensed Technology of NCR’s Affiliates who are Affiliates as of the Effective Date). In addition and not withstanding anything to the contrary herein, NCR Licensed Technology shall also include any Technology that was owned as of the Effective Date by ATMCo or any of its Affiliates who are Affiliates of ATMCo as of the Effective Date that is, if any, subsequently assigned to NCR or any of its Affiliates by ATMCo or any of its Affiliates that is not NCR Excluded Technology (including NCR Added Excluded Technology). For further clarity, NCR Licensed Technology is deemed to be Confidential Information of NCR and/or its Affiliates and shall be treated as such in accordance with, including subject to the corresponding obligations (including confidentiality) of, this Agreement.

“NCR Non-Improvable Technology” means the Technology specified in Schedule 2B that is owned as of the Effective Date by NCR or any of its Affiliates who are Affiliates of NCR as of the Effective Date, regardless if such Technology is accessible by or in the possession of ATMCo or any of its Affiliates as of the Effective Date. In addition, NCR Non-Improvable Technology shall also include any Technology that was owned as of the Effective Date by ATMCo or any of its Affiliates who are Affiliates of ATMCo as of the Effective Date that is, if any, (a) subsequently assigned to NCR or any of its Affiliates by ATMCo or any of its Affiliates, and (b) agreed to by the Parties to be NCR Non-Improvable Technology and added to Schedule 2B (“NCR Added Non-Improvable Technology”).

“NCR Non-Patent and Trademark Licensed Intellectual Property Rights” means the Licensed Non-Patent and Trademark Intellectual Property Rights of NCR (including the Licensed Non-Patent and Trademark Intellectual Property Rights of NCR’s Affiliates who are Affiliates as of the Effective Date).

“Non-Patent and Trademark Intellectual Property Rights” means, on a worldwide basis, all copyrights, know-how related rights, trade secrets and other confidential information related rights, data and database rights, and other intellectual and industrial property rights (including those related to Technology) and similar and equivalent rights to any of the foregoing. Notwithstanding the preceding sentence and for further clarity, Non-Patent and Trademark Intellectual Property Rights does not include Trademark Rights.

“NYSE” means the New York Stock Exchange.

“Patent Applications” means, on a worldwide basis, all applications to obtain a Patent, including provisionals, continuations, divisionals, continuations-in-part, and re-examination and reissue applications. Patent Applications shall also include any Patent Application that is filed for an invention disclosed in a formal Invention Disclosure Record (“IDR”) submitted via NCR’s IDR portal during the three (3) years prior to the Effective Date for which a Patent Application has not been filed prior to the Effective Date, including those for which a filing decision has not been made as of the Effective Date.

“Patents” means, on a worldwide basis, all national, regional, international and any other patents (including utility patents and models, design patents and patents arising from any Patent Applications), including any extensions, renewals and substitutions thereof or therefor.

“Person” means any natural person, corporation, general or limited partnership, limited liability company or partnership, joint stock company, joint venture, association, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Proceeding” means any claim, charge, demand, action, cause of action, suit, countersuit, arbitration, litigation, inquiry, subpoena, proceeding, or investigation of any kind by or before any court, grand jury, Governmental Authority or any arbitration or mediation tribunal or authority.

“Prohibited ATMCo Business” means the NCR Business and the activities on Schedule 4.

“Prohibited NCR Business” means the ATMCo Business and the activities on Schedule 4.

“Record Date” means [•], 2023.

“Registration Statement” means the Registration Statement on Form 10 of ATMCo (which includes the Information Statement) relating to the registration under the Exchange Act of ATMCo Common Stock, including all amendments or supplements thereto.

“Subsidiary” means with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person and (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity or economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

“Technology” means, on a worldwide basis, in whatever form or medium (including in writing, electronic or any other tangible or intangible form or medium), all discoveries, ideas, concepts, creations, inventions, invention disclosures, innovations, developments, research and development (including plans, studies, data, results, and associated notes and notebooks), Improvements, trade secrets and other confidential information, know-how, designs, plans, specifications, schematics, diagrams, charts (including flow charts), drawings, blueprints, manuals, mask works, protocols, methods, processes, techniques, methodologies, algorithms, formulae, features, functions, interfaces (including APIs and GUIs), software (whether in source code, object code or any other form) and related databases and documentation, arrangements, structures and appearances (including of non-copyrightable elements, features, functions and interfaces), data and data works, and other works of authorship, technology and intellectual or industrial property (including information, data, documentation and materials), whether proprietary or not.

“Third Party Unlicensed Solutions” means a Solution of or provided by a third party other than any of the Affiliates of a Party that is not used, sold or licensed, imported, exported or otherwise disposed of as a part of, in or with such Party’s or any of its Affiliates’ ordinary business and is solely or principally made, used, sold or licensed, imported, exported or otherwise disposed of or provided for, by or to such Party or any if its Affiliates to enable such Solution to obtain the benefits of any aspect of the license granted to such Party or any of its Affiliates herein.

“Trademark Rights” means, on a worldwide basis, all trademarks, service marks and rights in or to trade names, business (including product and service) brands and names, logos, symbols and slogans, trade dress, domain names, social media handles and names, and other identifiers and similar items.

Each of the above defined terms (as well as the other terms defined herein), while defined in the singular or plural (as the case may be), may also be used herein in the plural or the singular, respectively, to mean the plural or the singular of the defined term, and different tenses of these terms shall have the corresponding meaning as those terms. The use of “include”, “including” or other tenses of those terms means respectively “include, without limitation,”, “including, without limitation” and with respect to other tenses as if “, without limitation,” immediately follows such other tenses.

ARTICLE 2

LICENSES, RIGHTS AND ASSOCIATED LIMITATIONS AND OBLIGATIONS

2.1

Termination of Licenses in Prior Agreements. Immediately prior to the licenses granted in this Article 2 going into effect, the licenses granted in the Prior Agreements (in Article 3 of both) are hereby terminated and shall cease to apply going forward.

2.2	Patent Licenses.

(a)

Patent License to ATMCo. Subject to the terms and conditions of this Agreement, NCR on behalf of itself and its Affiliates hereby grants (and to the extent NCR does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate grants) to ATMCo and each of its Affiliates a non-exclusive, non-assignable (except as provided in Section 2.6 or Article 3), non-sublicensable (except as provided in Section 2.7), fully-paid up (without the obligation to pay any royalties), perpetual and irrevocable, worldwide license under the NCR Licensed Patents:

(i)

to make (including have made), offer for sale or license, sell or license, use, import, export or otherwise dispose of ATMCo’s Licensed Solutions and Natural Evolutions thereof other than Third Party Unlicensed Solutions;

(ii)

to use the methods and processes used by ATMCo and its Affiliates to carry out their businesses as of the Effective Date and the Natural Evolutions thereof other than Third Party Unlicensed Solutions; and

(iii)	to otherwise carry out their businesses (including Business Operations) as of the Effective Date and the Natural Evolutions thereof other than Third Party Unlicensed Solutions.

Notwithstanding anything to the contrary and for further clarity, the license in this Section 2.2(a) excludes any rights (including making (including having made), offering for sale or license, selling or licensing, using, importing, exporting or otherwise disposing, or using any methods and processes) with respect to Third Party Unlicensed Solutions. In addition and notwithstanding anything to the contrary herein, for a period of three (3) years immediately following the Effective Date, the license in this Section 2.2(a) shall not apply to or for, or provide any rights with respect to, any Solutions (including use thereof) or Business Operations for, within or directed to the Prohibited NCR Business, including any Natural Evolutions of any such Solution or Business Operation. For further clarity, this paragraph shall no longer apply after such period.

(b)

Patent License to NCR. Subject to the terms and conditions of this Agreement, ATMCo on behalf of itself and its Affiliates hereby grants (and to the extent ATMCo does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate grants) to NCR and each of its Affiliates a non-exclusive, non-assignable (except as provided in Section 2.6 or Article 3), non-sublicensable (except as provided in Section 2.7), fully-paid up (without the obligation to pay any royalties), perpetual and irrevocable, worldwide license under the ATMCo Licensed Patents:

(i)

to make (including have made), offer for sale or license, sell or license, use, import, export or otherwise dispose of NCR’s Licensed Solutions and Natural Evolutions thereof other than Third Party Unlicensed Solutions;

(ii)

to use the methods and processes used by NCR and its Affiliates to carry out their businesses as of the Effective Date and the Natural Evolutions thereof other than Third Party Unlicensed Solutions; and

(iii)	to otherwise carry out their businesses (including Business Operations) as of the Effective Date and the Natural Evolutions thereof other than Third Party Unlicensed Solutions.

Notwithstanding anything to the contrary and for further clarity, the license in this Section 2.2(b) excludes any rights (including making (including having made), offering for sale or license, selling or licensing, using, importing, exporting or otherwise disposing, or using any methods and processes) with respect to Third Party Unlicensed Solutions. In addition and notwithstanding anything to the contrary herein, for a period of three (3) years immediately following the Effective Date, the license in this Section 2.2(b) shall not apply to or for, or provide any rights with respect to, any Solutions (including use thereof) or Business Operations for, within or directed to the Prohibited ATMCo Business, including any Natural Evolutions of any such Solution or Business Operation. For further clarity, this paragraph shall no longer apply after such period.

2.3	Technology Licenses.

(a)

Technology License to ATMCo. Subject to the terms and conditions of this Agreement, NCR on behalf of itself and its Affiliates hereby grants (and to the extent NCR does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate grants) to ATMCo and each of its Affiliates a non-exclusive, non-assignable (except as provided in Section 2.6 or Article 3), non-sublicensable (except as provided in Section 2.7), fully-paid up (without the obligation to pay any royalties), perpetual and irrevocable, worldwide license under the NCR Non-Patent and Trademark Licensed Intellectual Property Rights:

(i)	to use, reproduce and make Improvements of or to the NCR Licensed Technology in conjunction with and to carry out their businesses as of the Effective Date and Natural Evolutions thereof;

(ii)

to distribute, disclose, import or export (in accordance with appliable Law) the NCR Licensed Technology solely for the purposes for which it is licensed in and by, and subject to the license rights in, this Section 2.3(a) (A) between ATMCo Affiliates (including to and from ATMCo), and (B) to the extent required in conjunction with the granting of any right to sublicense the NCR Licensed Technology to anyone else as and to the extent such right to sublicense is expressly permitted herein, provided that in all cases, the NCR Licensed Technology is distributed, disclosed, imported or exported subject to confidentiality obligations at least as protective as the confidentiality obligations provided herein; and

(iii)

to otherwise use the NCR Licensed Technology in conjunction with and to carry out their businesses as of the Effective Date and Natural Evolutions thereof, including with respect to ATMCo’s Licensed Solutions and Natural Evolutions thereof.

For further clarity, the license granted to ATMCo and its Affiliates in Section 2.2(a) with respect to NCR Licensed Patents shall apply (but only to the extent such license remains in effect) to the license granted in this Section 2.3(a) with respect to the NCR Licensed Technology, and as such means, together with the other terms of the licenses granted in this Section 2.3(a), shall include the right for ATMCo and its Affiliates to use the NCR Licensed Technology to make, offer for sale or license, sell or license, use, import, export, distribute or otherwise dispose of ATMCo’s Licensed Solutions and Natural Evolutions thereof (including to incorporate and use the NCR Licensed Technology in or with ATMCo’s Licensed Solutions and Natural Evolutions thereof), including in conjunction with the rights granted in Section 2.3(a)(i).

Upon ATMCo’s (or any of its Affiliates’) request, NCR (or any of its Affiliates) shall deliver to ATMCo (or such Affiliate thereof, as applicable), or grant ATMCo (or such Affiliate thereof, as applicable) access to obtain, the NCR Licensed Technology to the extent it is in the possession or control of NCR (or any of its Affiliates), including information, documents and materials that are included in the NCR Licensed Technology, as may be reasonably required for ATMCo (or such Affiliate thereof, as applicable) to receive the benefits of or exercise its rights with respect to the NCR Licensed Technology. (This paragraph will be referenced herein as Paragraph 2.3.1.)

Notwithstanding anything to the contrary herein, for a period of three (3) years immediately following the Effective Date, the license in this Section 2.3(a) shall not apply to or for, or provide any rights with respect, to any Technology or Solutions (including use thereof) for, within or directed to the Prohibited NCR Business, including any Natural Evolutions of any such Technology or Solution. For further clarity, this paragraph shall no longer apply after such period.

(b)

Technology License to NCR. Subject to the terms and conditions of this Agreement, ATMCo on behalf of itself and its Affiliates hereby grants (and to the extent ATMCo does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate grants) to NCR and each of its Affiliates a non-exclusive, non-assignable (except as provided in Section 2.6 or Article 3), non-sublicensable (except as provided in Section 2.7), fully-paid up (without the obligation to pay any royalties), perpetual and irrevocable, worldwide license under the ATMCo Non-Patent and Trademark Licensed Intellectual Property Rights:

(i)	to use, reproduce and make Improvements of or to the ATMCo Licensed Technology in conjunction with and to carry out their businesses as of the Effective Date and Natural Evolutions thereof;

(ii)

to distribute, disclose, import or export (in accordance with appliable Law) the ATMCo Licensed Technology solely for the purposes for which it is licensed in and by, and subject to the license rights in, this Section 2.3(b) (A) between NCR Affiliates (including to and from NCR), and (B) to the extent required in conjunction with the granting of any right to sublicense the ATMCo Licensed Technology to anyone else as and to the extent such right to sublicense is expressly permitted herein, provided that in all cases, the ATMCo Licensed Technology is distributed, disclosed, imported or exported subject to confidentiality obligations at least as protective as the confidentiality obligations provided herein; and

(iii)	to otherwise use the ATMCo Licensed Technology in conjunction with and to carry out their businesses as of the Effective Date and

Natural Evolutions thereof, including with respect to NCR’s Licensed Solutions and Natural Evolutions thereof.

For further clarity, the license granted to NCR and its Affiliates in Section 2.2(b) with respect to ATMCo Licensed Patents shall apply to (but only to the extent such license remains in effect) the license granted in this Section 2.3(b) with respect to the ATMCo Licensed Technology, and as such means, together with the other terms of the license granted in this Section 2.3(b), shall include the right for NCR and its Affiliates to use the ATMCo Licensed Technology to make, offer for sale or license, sell or license, use, import, export, distribute or otherwise dispose of NCR’s Licensed Solutions and Natural Evolutions thereof (including to incorporate and use the ATMCo Licensed Technology in or with NCR’s Licensed Solutions and Natural Evolutions thereof), including in conjunction with the rights granted in Section 2.3(b)(i).

Upon NCR’s (or any of its Affiliates’) request, ATMCo (or any of its Affiliates) shall deliver to NCR (or such Affiliate thereof, as applicable), or grant NCR (or such Affiliate thereof, as applicable) access to obtain, the ATMCo Licensed Technology to the extent it is in the possession or control of ATMCo (or any of its Affiliates), including information, documents and materials that are included in the ATMCo Licensed Technology, as may be reasonably required for NCR (or such Affiliate thereof, as applicable) to receive the benefits of or exercise its rights with respect to the ATMCo Licensed Technology. (This paragraph will be referenced herein as Paragraph 2.3.2.)

Notwithstanding anything to the contrary herein, for a period of three (3) years immediately following the Effective Date, the license in this Section 2.3(b) shall not apply to or for, or provide any rights with respect, to any Technology or Solutions (including use thereof) for, within or directed to the Prohibited NCR Business, including any Natural Evolutions of any such Technology or Solution. For further clarity, this paragraph shall no longer apply after such period. Notwithstanding anything to the contrary, none of the licenses (or the associated license rights) granted or provided in Section 2.3 shall apply to any Improvements of or to any of the Licensed Technology, provided, however, this provision shall not affect any rights granted herein to make Improvements of or to the Licensed Technology.

2.4	Limitation on License Rights and Associated Obligations.

(a)

Challenging Licensed Patents. During the Term of this Agreement, if either Party or any of its Affiliates (a) directly or indirectly challenges, including in any court or administrative office or in any Proceeding, the validity or enforceability of any of the Licensed Patents of the other Party or any of its Affiliates, or (b) brings, or causes to be brought, directly or indirectly any re-examination or IPR proceeding with respect to any of the Licensed Patents of such other Party or any of its Affiliates, then the Patent license (and the associated license rights) applicable to such Party and its Affiliates may be terminated with respect to any or all Licensed Patents of such other Party and its Affiliates by such other Party and (if such other Party exercises such termination right) no longer apply going forward to such Party and its Affiliates unless such challenge, re-examination, IPR proceeding, or other Proceeding is terminated and withdrawn or, otherwise resolved to the reasonable satisfaction of such other Party, as soon as reasonably practicable, but in no event later than ninety (90) days, after receipt of notice from such other Party of its intent to terminate such Patent license (and the associated license rights); provided, however, that nothing contained in this Section 2.4(a) shall preclude (or result in a termination of) such Licensed Patent (or the associated rights) in the case of the assertion of any defense, the making of any counterclaim or the bringing of any declaratory judgment action (including with respect to non-infringement, invalidity or unenforceability), or re-examination or IPR proceeding, in opposition to any prior written Patent assertion against such Party or any of its Affiliates brought by such other Party or any of its Affiliates.

(b)	Technology License to ATMCo.

(i)

Notwithstanding anything to the contrary herein, the license granted in Section 2.3(a) shall not apply with respect to any NCR Excluded Technology (including for clarity any NCR Added Excluded Technology). In addition, ATMCo on behalf of itself and its Affiliates hereby (and to the extent ATMCo does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate) covenants not to use the NCR Excluded Technology (including for clarity any NCR Added Excluded Technology) in any way or manner.

(ii)

Notwithstanding anything to the contrary herein, the license granted in Section 2.3(a) shall not provide ATMCo or any of its Affiliates any right to make any Improvements of or to any of the NCR Non-Improvable Technology (including for clarity any NCR Added Non-Improvable Technology). In addition, ATMCo on behalf of itself and its Affiliates hereby (and to the extent ATMCo does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate) covenants not to make any Improvements of or to any of the NCR Non-Improvable Technology (including for clarity any NCR Added Non-Improvable Technology).

(iii)	Notwithstanding anything to the contrary herein, the license granted in Section 2.3(a) shall not provide ATMCo or any of its Affiliates any right to use the NCR Licensed Technology in the Prohibited

ATMCo Business during the three (3) year period immediately following the Effective Date.

(c)	Technology License to NCR.

(i)

Notwithstanding anything to the contrary herein, the license granted in Section 2.3(b) shall not apply with respect to any ATMCo Excluded Technology (including for clarity any ATMCo Added Excluded Technology). In addition, NCR on behalf of itself and its Affiliates hereby (and to the extent NCR does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate) covenants not to use the ATMCo Excluded Technology (including for clarity any ATMCo Added Excluded Technology) in any way or manner.

(ii)

Notwithstanding anything to the contrary herein, the license granted in Section 2.3(b) shall not provide NCR or any of its Affiliates any right to make any Improvements of or to any of the ATMCo Non-Improvable Technology (including for clarity any ATMCo Added Non-Improvable Technology). In addition, NCR on behalf of itself and its Affiliates hereby (and to the extent NCR does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate) covenants not to make any Improvements of or to any of the ATMCo Non-Improvable Technology (including for clarity any ATMCo Added Non-Improvable Technology).

2.5	Non-Party Related License Rights.

(a)

Prior Affiliates. Except as otherwise provided herein, the license (and the associated license rights) granted herein to an Affiliate of a Party shall terminate and cease to apply going forward on the date such Affiliate ceases to be an Affiliate of such Party.

(b)

Future Affiliates. The license (and the associated license rights) granted herein shall apply to future Affiliates of a Party, but shall only become effective with respect to a future Affiliate beginning on the date such future Affiliate becomes an Affiliate of such Party, and for clarity, shall only apply beginning on that date and going forward. Notwithstanding the preceding sentence, any future Affiliate of a Party who has been informed in writing that it is infringing or that it requires a license under one or more Patents of the other Party or any of its Affiliates (“Patent Dispute”) prior to such other Party or any of its Affiliates becoming aware that such future Affiliate will become an Affiliate of such Party shall not be entitled to receive or obtain the benefits of the license (and the associated license rights) granted herein with respect to the Patents that are subject to that matter and such license (and the associated license rights) shall not be effective with respect to such future Affiliate unless and until such Patent Dispute is resolved to the reasonable satisfaction of the other Party.

(c)	Spin-Outs.

(i)

License Rights. If subsequent to the Effective Date, a Party should spin-out any Affiliate, business or Solution-line as a standalone entity (for clarity, such entity is not acquired by another Person as part of, in conjunction with or associated with the spin-out) the licenses (and the associated license rights) shall continue to apply to such standalone entity to the extent they are applicable to the Solutions, Technology and Business Operations of such standalone entity as of the date of such spin-out and the Natural Evolutions thereof. If such standalone entity is subsequently acquired by another Person (“Acquirer”), such licenses (and the associated license rights) will immediately become limited to the Solutions, Technology and Business Operations, to which such licenses are applicable, of such standalone entity as of the date of such acquisition of such standalone entity by the Acquirer (“Standalone Entity ST&B”) and not apply to any future or further Natural Evolutions thereof unless they are specifically tied to and based on the Standalone Entity ST&B (where for further clarity, such licenses (and the associated license rights) shall not apply to (A) any existing Solutions, Technology or Business Operations of the Acquirer, (B) any Improvements of or to any existing Solutions, Technology or Business Operations of the Acquirer, or (C) any new Solutions, Technology or Business Operations of the Acquirer, except in the case of each of Section 2.5(c)(i)(B) and Section 2.5(c)(i)(C) that are specifically tied to and based on the Standalone Entity ST&B.

(ii)

Conditions with respect to the License Rights. The licenses (and the associated license rights) specified in Section 2.5(c)(i) with respect to the standalone entity and the Acquirer are conditioned on and subject to the following:

(A)

in the case of a spin-out, the other Party is informed in writing of the spin-out, and in the case of an acquisition, the other Party is informed in writing of the acquisition, in each case, promptly following the consummation thereof;

(B)

in the case of an acquisition, the Acquirer agrees in writing to be bound by all applicable terms of this Agreement (including the limitation of the licenses (and the associated license rights)) specified in this Article 2 (including Section 2.5(c)(i)); and

(C)

the Patent license (and the associated license rights) of or applicable to the entity or the Acquirer, as the case may be, may be terminated with respect to any or all of the Licensed Patents of the other Party and its Affiliates by such other Party and (if such other Party exercises such termination right) no longer apply going forward if such entity or Acquirer, as the case may be, directly or indirectly asserts any Patent against:

(1)	such other Party or any of its Affiliates;

(2)	any Solutions, Technology or Business Operations of such other Party or any of its Affiliates; or

(3)

any customers of such other Party or any of its Affiliates with respect to any Solutions Technology or Business Operations provided for the purposes provided, to or for such customers by or for such other Party or any of its Affiliates, or Persons operating on behalf of and for such other Party or any of its Affiliates (including any of their developers, manufacturers, distributors or resellers) with respect to any of the Solutions, Technology or Business Operations of, for, to or to be provided to such other Party or any of its Affiliates unless such assertion is terminated and withdrawn by such entity or Acquirer, as the case may be, or is otherwise resolved to the reasonable satisfaction of such other Party, as soon as reasonably practicable, but in no event later than ninety (90) days, after receipt of written notice from such other Party of its intent to terminate the Patent license (and the associated license rights).

Nothing contained in this Section 2.5 shall in any way affect the license (and the associated license rights) granted herein to the other Party or any of its Affiliates, and it shall continue unchanged as set forth herein.

2.6	Right to Assign License Rights.

(a)

Assignment of License Rights. The right of a Party to assign its (and its Affiliates’) licenses (and the associated license rights) granted to it herein in their entirety is provided by Article 3. A Party and its Affiliates shall have the right to assign the one or more portions of the licenses (and the associated license rights) granted to it in Sections 2.2 and 2.3 (“License Portion(s)”) that are applicable to any one or more portions of its businesses or any of its Solution-lines (“Sale Portion(s)”), in all cases, in conjunction with the sale of all or substantially all of the assets or equity of or for such

Sales Portion(s) to an acquirer (which as used in this Section 2.6 shall be referred to as the “assignee”, and each assigning Party or any of its Affiliates, as the case may be, shall be referred to in this Section 2.6 as the “assignor”), but only to the extent to which such licenses are applicable to the Solutions, Technology and Business Operations of the Sales Portion(s) that are acquired as of the date of the assignment (“Acquired ST&B”) and not any future or further Natural Evolutions thereof unless they are specifically tied to and based on the Acquired ST&B (where for further clarity, such licenses (and the associated license rights) shall not apply to (i) any existing Solutions, Technology or Business Operations of the assignee, (ii) any Improvements of or to any existing Solutions, Technology or Business Operations of the assignee, or (iii) any new Solutions, Technology or Business Operations of the assignee, except in the case of each of Section 2.6(a)(ii) and Section 2.6(a)(iii) that are specifically tied to and based on the Acquired ST&B). For further clarity, any assignment under this Section 2.6(a) must be of the applicable license rights granted in both Sections 2.2 and 2.3. The license rights granted in either of those Sections are not assignable individually or separately.

(b)

Conditions with respect to Assignment of License Rights. The license and License Portion(s) (and the associated license rights) specified in Section 2.4(a) with respect to the assignee are conditioned on and subject to the following:

(i)

upon an assignment of the License Portion(s) by assignor to assignee (respectively, “Assigned License Rights”), the Assigned License Rights shall terminate with respect to, and no longer apply to, such assignor going forward;

(ii)	the other Party is informed in writing of such assignment promptly following such assignment;

(iii)

the assignee agrees in writing to be bound by all applicable terms of this Agreement (including the limitation of the Assigned License Rights (and associated license rights) specified in Article 2 (including Section 2.5(a))); and

(iv)

the Assigned License Rights (and the associated license rights) of or applicable to the assignee may be terminated with respect to any or all Assigned License Rights of the other Party and its Affiliates by such other Party and (if such other Party exercises such termination right) no longer apply going forward if such assignee directly or indirectly asserts any Patent against:

(A)	such other Party or any of its Affiliates;

(B)	any Solutions, Technology or Business Operations of such other Party or any of its Affiliates; or

(C)

any customers of such other Party or any of its Affiliates with respect to any Solutions, Technology or Business Operations provided, for the purposes provided, to or for such customers by or for such other Party or any of its Affiliates, or Persons operating on behalf of and for such other Party or any of its Affiliates (including any of their developers, manufacturers, distributors or resellers) with respect to any of the Solutions, Technology or Business Operations of, for, to or to be provided to such other Party or any of its Affiliates, unless such assertion is terminated and withdrawn by such entity or Acquirer, as the case may be, or is otherwise resolved to the reasonable satisfaction of such other Party, as soon as reasonably practicable, but in no event later than ninety (90) days, after receipt of written notice from such other Party of its intent to terminate the Assigned License Rights.

Nothing contained in this Section 2.6 shall in any way affect the license (and the associated license rights) granted herein to the other Party or any of its Affiliates, and it shall continue unchanged as set forth herein. All assignments under this Section 2.6 shall be subject to the applicable license (and the associated license rights), including terms and conditions granted by the other Party and its Affiliates herein.

2.7

Right to Sublicense License Rights. The licenses granted in Sections 2.2 and 2.3 to each Party and its Affiliates (including with respect to its have made rights in Section 2.6(b)) shall be sublicensable by it to:

(a)

any of their customers for such customers to use the Licensed Solutions and/or Licensed Technology provided by or for such Party or any of its Affiliates to such customers for the purposes provided thereby or therefor; and

(b)

any Persons operating on behalf of and for it (including any of its developers, manufacturers, distributors or resellers) with respect to its Licensed Solutions, Licensed Technology and/or Business Operations to the extent such Person is operating on behalf of or for it.

2.8	Anti-Lockout Patent License Rights.

(a)

Anti-Lockout Patent License to ATMCo. Subject to the terms and conditions of this Agreement, NCR on behalf of itself and its Affiliates hereby grants (and to the extent NCR does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such

Affiliate grants) to ATMCo and each of its Affiliates a non-exclusive, non-assignable (except as provided in Section 2.6 or Article 3), non-sublicensable (except as provided in Section 2.7) fully-paid up (without the obligation to pay any royalties), perpetual and irrevocable, worldwide license under any Patents (as defined herein, but as if the last sentence of the definition of Patent Applications does not exist) owned by any of them arising or resulting from any Improvements of or to any of the ATMCo Licensed Technology made by or for NCR or any of its Affiliates for any purpose.

(b)

Anti-Lockout Patent License to NCR. Subject to the terms and conditions of this Agreement, ATMCo on behalf of itself and its Affiliates hereby grants (and to the extent ATMCo does not have the right or authority to do so on behalf of one or more of its Affiliates, it will ensure each such Affiliate grants) to NCR and each of its Affiliates a non-exclusive, non-assignable (except as provided in Section 2.6 or Article 3), non-sublicensable (except as provided in Section 2.7) fully-paid up (without the obligation to pay any royalties), perpetual and irrevocable, worldwide license under any Patents (as defined herein, but as if the last sentence of the definition of Patent Applications does not exist) owned by any of them arising or resulting from any Improvements of or to any of the NCR Licensed Technology made by or for ATMCo or any of its Affiliates for any purpose.

(c)

Sublicensees and Assignees. Notwithstanding anything to the contrary herein and for further clarity, each sublicense and assignment of any of the Licensed Technology under this Agreement is subject to and conditioned on such sublicensee and assignee, respectively, agreeing to provide and providing a license of the type specified in Section 2.8(a) or 2.8(b) as if it were ATMCo or NCR (respectively) with respect to any Patents they own arising or resulting from any Improvements of or to the Licensed Technology sublicensed or assigned, as the case may be.

2.9

No Other Rights. Except to the extent specifically provided herein, neither Party nor any of its Affiliates is granted or provided with, or obtains, any license or rights under, to or with respect to any Patents, Non-Patent and Trademark Intellectual Property Rights, Trademark Rights or Technology, including those of the other Party or any of its Affiliates.

2.10

Party Responsible for Affiliates and Other Persons with License Rights. Each Party shall be responsible for any failure of any of its Affiliates or licensees, sublicensees or assignees hereunder by it or any of its Affiliates to abide by any applicable terms of this Agreement or for breach of any applicable terms of this Agreement by any of them.

ARTICLE 3

AGREEMENT AND NON-PATENT AND TRADEMARK INTELLECTUAL PROPERTY RIGHTS ASSIGNMENT

3.1

Agreement Assignment Restriction. Except as otherwise expressly provided herein, none of this Agreement, any of the licenses (or the associated license rights) granted in this Agreement or any obligations under this Agreement may be assigned by either Party (or any of its Affiliates) without the prior written consent of the other Party, and any attempted assignment thereof, without such consent, shall be null and void.

3.2

Assignment of Agreement in Whole. This Agreement in its entirety only may be assigned to an Affiliate of a Party or a Person who acquires all or substantially all of a Party’s and its Affiliates’ business(es) and assets or equity to which this Agreement applies (such Person, the “Successor”) in conjunction with such acquisition. Should an assignment of this Agreement be made by a Party (“Assigning Party”) to its Successor, (a) the license(s) (and all of the associated license rights) of the Assigning Party and its Affiliates, along with any associated sublicenses, will immediately terminate upon such assignment and cease to apply going forward to such Assigning Party and its Affiliates, and (b) the licenses (and all of the associated license rights) as they apply to the Successor and any applicable Affiliates thereof will immediately upon such assignment be limited to the Solutions, Technology and Business Operations, to which such licenses are applicable, of the Assigning Party and its Affiliates as of the date of such acquisition (“Wholly Acquired ST&B”) and not any future or further Natural Evolutions thereof unless they are specifically tied to and based on the Wholly Acquired ST&B (where for further clarity, such licenses (and the associated license rights) shall not apply to (i) any existing Solutions, Technology or Business Operations of the Successor or any of its Affiliates, (ii) any Improvements of or to any existing Solutions, Technology or Business Operations of the Successor or any of its Affiliates, or (iii) any new Solutions, Technology or Business Operations of the Successor or any of its Affiliates, except in the case of each of Section 3.2(ii) and Section 3.2(iii) that are specifically tied to and based on the Wholly Acquired ST&B). For further clarity, any assignment under this Section 3.2 must be of the applicable license rights granted in both Sections 2.2 and 2.3. The license rights granted in either of those Sections are not assignable individually or separately.

3.3

Conditions Associated with Agreement Assignment and License Rights. The Assignment of this Agreement and the licenses (and the associated license rights) specified in Section 3.2 are conditioned on and subject to the following:

(a)	the other Party is informed in writing of the assignment promptly following such assignment;

(b)	the Successor agrees in writing to be bound by all applicable terms of this Agreement (including the limitation of the licenses (and the associated license rights)) specified in this Article 3 (including the limitation of the Assigned License Rights in Section 3.2); and

(c)

the license (and the associated license rights) of or applicable to the Successor may be terminated by the other Party and (if such other Party exercises such termination right) no longer apply going forward if such Successor directly or indirectly asserts any Patent against:

(i)	the other Party or any of its Affiliates;

(ii)	any Solutions, Technology or Business Operations of such other Party or any of its Affiliates; or

(iii)

any customers of such other Party or any of its Affiliates with respect to any Solutions, Technology or Business Operations provided, for the purposes provided, to or for such customers by or for such other Party or any of its Affiliates, or Persons operating on behalf of and for such other Party or any of its Affiliates (including any of their developers, manufacturers, distributors or resellers) with respect to any of the Solutions, Technology or Business Operations of, for, to or to be provided to such other Party or any of its Affiliates, unless such assertion is terminated and withdrawn by such entity or Successor, as the case may be, or is otherwise resolved to the reasonable satisfaction of such other Party, as soon as reasonably practicable, but in no event later than ninety (90) days, after receipt of written notice from such other Party of its intent to terminate the applicable license (and associated license rights).

3.4

Licensed Patents (and associated Patent Applications), Non-Patent and Trademark Intellectual Property Rights and Technology Sale or Assignment. Nothing in this Agreement shall prohibit either Party or any of its Affiliates from assigning any of its Licensed Patents, Associated Patent Applications (as defined in the following sentence), Licensed Non-Patent and Trademark Intellectual Property Rights or Licensed Technology to any Person. Any sale or assignment of any of the (a) Licensed Patents, Licensed Non-Patent and Trademark Intellectual Property Rights or Licensed Technology owned by a Party or any of its Affiliates, or (b) Patent Applications owned by a Party or any of its Affiliates that could give rise to any Licensed Patents (“Associated Patent Applications”), in each case shall be subject to the applicable license(s) (and the associated license rights) granted herein with respect thereto.

ARTICLE 4

TERM

This Agreement, including the license (and the associated license rights) granted herein, commence on the Effective Date and remain in effect in perpetuity unless as otherwise provided herein or terminated by the Parties in writing (“Term”).

ARTICLE 5

CONFIDENTIALITY

5.1

Each Party agrees that any confidential information that it or any of its Affiliates receives from disclosure by or otherwise obtains from, or is granted rights from, the other Party or any of its Affiliates under or in connection with this Agreement, including any Licensed Technology of the other Party or any of its Affiliates (“Confidential Information”) shall be maintained as confidential by such Party and its Affiliates and not disclosed to any third party (except as provided herein) without the prior written consent of the other Party, and used only for the purposes for which it was provided.

5.2	The schedules attached to this Agreement are, and shall be treated by each Party as, confidential, and not disclosed to any third party without the prior written consent of the other Party.

5.3

Notwithstanding Sections 5.1 and 5.2, each Party shall have the right to disclose (a) the schedules to (i) potential and actual acquirers of or financing sources for such Party, any of its Affiliates or any of their businesses or Solution-lines to which the Licensed Patents, Associated Patent Applications, Licensed Non-Patent and Trademark Intellectual Property Rights or Licensed Technology licensed to it or any of its Affiliates herein is relevant, (ii) potential and actual acquirers of any of its or any of its Affiliates’ Licensed Patents, Associated Patent Applications, Licensed Non-Patent and Trademark Intellectual Property Rights or Licensed Technology, and (iii) confirm or make others aware of the licenses and rights granted to it herein, in each case subject to confidentiality obligations that are at least as restrictive as those provided herein, and (b) the schedules and any Confidential Information (i) to its Affiliates and any of its and its Affiliates’ employees, contractors, consultants, agents, attorneys, and accountants on a need to know basis subject to confidentiality obligations that are at least as restrictive as those provided herein, and (ii) as required by any court or Governmental Authority or Law, or with respect to enforcement of this Agreement or any of its terms or conditions, provided such Party provides prior notice to the other Party, to the extent it can, so as to afford such other Party an opportunity to protect the confidentiality thereof (including by means of a protective order), with the support of such Party.

ARTICLE 6

DISCLAIMERS AND LIABILITY

6.1	Specific Disclaimers. Without limitation, nothing contained in this Agreement shall be construed as:

(a)

a representation or warranty by either Party (or any of its Affiliates) as to the validity, scope, or enforceability of any of the Licensed Patents or Licensed Non-Patent and Trademark Intellectual Property Rights;

(b)

a representation or warranty by either Party (or any of its Affiliates) that (i)(A) any activities or the performance thereof, or (B) any of or use of any Solutions or any Business Operations, covered by any of the Licensed Patents, or (ii) the Licensed Technology or its use, will be free from infringement of any Patents or other intellectual property rights, including of any other Person;

(c)

conferring on either Party (or any of its Affiliates) any obligation to secure or maintain in force any Patents or registered intellectual property rights or to file or maintain any Patent Applications or to file any registrations for or maintain any registered intellectual property rights;

(d)

conferring on either Party (or any of its Affiliates) any obligation to make any determination as to the applicability of any Patent or other intellectual property right to any activity, Solutions, Technology or Business Operations;

(e)

imposing on either Party (or any of its Affiliates) any obligation to institute any claim, action or suit for Patent infringement or infringement or misappropriation of any other intellectual property rights, or defend any claim, action or suit brought by any other Person which challenges or concerns the validity or enforceability of any of the Licensed Patents or Licensed Non-Patent and Trademark Intellectual Property Rights of such Party or any of its Affiliates; or

(f)

conferring on either Party (or any of its Affiliates) any right to bring any claim or institute any action or suit for Patent infringement or infringement or misappropriation of any other intellectual property rights with respect to any Licensed Patents, Licensed Technology or Licensed Non-Patent and Trademark Intellectual Property Rights of the other Party or any of its Affiliates, nor the right to defend any claim, action or suit which challenges or concerns the validity or enforceability of any of the Licensed Patents or Licensed Non-Patent and Trademark Intellectual Property Rights of such other Party or any of its Affiliates.

6.2

General Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, NEITHER PARTY (NOR ANY OF ITS AFFILIATES) MAKES ANY, AND EACH PARTY (AND EACH OF ITS AFFILIATES) HEREBY EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS, WARRANTIES AND CONDITIONS, INCLUDING REPRESENTATIONS, WARRANTIES AND CONDITIONS OF ACCURACY, SUFFICIENCY, USEFULNESS, FITNESS FOR A PARTICULAR PURPOSE, FUNCTIONAL EFFECTIVENESS, PERFORMANCE, USE, MERCHANTABILITY, QUALITY, TITLE, NON-INFRINGEMENT OR THE LIKE.

6.3

Limitation on Damages. EXCEPT IN THE CASE OF A BREACH OF (A) PARAGRAPH 2.3.1 OR 2.3.2 TO THE EXTENT IT ADVERSELY AFFECTS IN ANY MATERIAL RESPECT THE NON-BREACHING PARTY OR ANY OF ITS AFFILIATES OR ANY OF THEIR BUSINESSES, (B) THE COVENANTS SET FORTH IN SECTION 2.4(b) OR 2.4(c), (C) OR ANY CONFIDENTIALITY OBLIGATION HEREIN, THE PARTIES EXPRESSLY AGREE THAT UNDER NO CIRCUMSTANCES SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES) BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES OR LOSS OF ANY KIND, OR FOR ANY LOST PROFITS, LOSS OF BUSINESS OR OTHER ECONOMIC DAMAGES, EVEN IF SUCH PARTY (OR ANY OF ITS AFFILIATES) HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS, ARISING OR RESULTING FROM OR RELATING TO THIS AGREEMENT (INCLUDING THE REQUIREMENTS, OBLIGATIONS OR ACTIVITIES OF SUCH PARTY (OR ANY OF ITS AFFILIATES) PURSUANT TO THIS AGREEMENT), REGARDLESS OF WHETHER SUCH DAMAGES OR LOSS ARE BASED ON BREACH OF WARRANTY OR CONTRACT, STRICT LIABILITY, NEGLIGENCE, TORT OR OTHERWISE.

ARTICLE 7

DISPUTE RESOLUTION

7.1	Negotiation.

(a)

In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, nonperformance, validity, termination or breach of this Agreement or otherwise arising out of or in any way related to this Agreement or the transactions contemplated hereby or thereby, including any claim based on Law, contract, tort or otherwise (but excluding any controversy, dispute or claim arising out of any contract with a Third Party if such Third Party is a necessary party to such controversy, dispute or claim) (each a, “Dispute”), either Party shall provide written notice of such Dispute to the other Party in writing in accordance with the terms of this Agreement (“Dispute Notice”). The Party receiving such Dispute Notice shall have twenty (20) days from the date of delivery of the Dispute Notice (the “Disagreement Deadline”) to deliver in writing to the other Party its disagreement with the Dispute Notice (a “Notice of Disagreement”). If the Party receiving a Dispute Notice serves a timely Notice of Disagreement, the Dispute set forth in the Dispute Notice shall be referred by either Party or any of the members of their respective Groups for negotiation as set forth in this Section 7.1(a). The Parties agree to negotiate in good faith to resolve any noticed Dispute within forty-five (45) days from the time of receipt of the Notice of Disagreement and the forty-five (45) day period is not extended by mutual written consent, then the Chief Executive Officers of the Parties shall enter into negotiations for a reasonable period of time to settle such Dispute; provided, however, that such reasonable period shall not, unless otherwise agreed by the Parties in writing, exceed sixty (60) days from the forty-fifth (45th) day noted above, if and as extended by mutual agreement of the Parties (the “Negotiation Deadline”).

(b)

Notwithstanding anything to the contrary contained in this Agreement, in the event of any Dispute with respect to which a Dispute Notice has been delivered in accordance with this Section 7.1, (i) the relevant Parties shall not assert that a Dispute that was timely at the time a Dispute Notice was served was untimely based on the passage of time after the date of receipt of a compliant Dispute Notice, and (ii) any statute of limitation, contractual time period or deadline under this Agreement to which such Dispute relates (but not any other equitable time period limitation) shall be tolled until final adjudication of the underlying Dispute. All things said or disclosed and all documents produced in the course of any negotiations, conferences and discussions in connection with efforts to settle a Dispute that are not otherwise independently discoverable shall not be offered or received as evidence or used for impeachment or for any other purpose in any Proceeding and shall be considered as to have been said, disclosed or produced for settlement purposes only.

7.2

Right to Seek Urgent Relief Immediately. The Parties’ agreement to negotiate and the requirement to provide a Dispute Notice each as described in Section 7.1 shall not prevent either Party from commencing arbitration (according to the procedures set forth in Section 7.3) or court proceedings (for the purposes specified in Section 7.3(e)) in order to seek injunctive or other urgent relief, including but not limited to conservatory measures to maintain the status quo or prevent dissipation of assets or injury to property.

7.3	Arbitration.

(a)

If (i) the Dispute has not been resolved for any reason by the Disagreement Deadline and no Notice of Disagreement is delivered by the Disagreement Deadline, or (ii) a timely Notice of Disagreement is delivered and the Dispute has not been resolved for any reason by the Negotiation Deadline, then, in each case of clause (i) and (ii) such Dispute shall, at the request of any relevant Party, be exclusively and finally determined by binding arbitration (as provided for in this Section 7.3) administered by JAMS in accordance with its Comprehensive Arbitration Rules & Procedures effective June 1, 2021, unless the Parties agree in writing to another arbitration service provider and/or rules of arbitration, except, in any event, the applicable rules of arbitration (the “Rules”) shall be modified as set out herein; provided that any relevant Party may commence arbitration or court proceedings seeking urgent relief (as described in Section 7.2) at any time. Any question of the arbitrability of any Dispute or the existence, scope, validity or enforceability of this Section 7.3 shall be referred to and resolved by the arbitrators.

(b)	The seat of arbitration shall be Atlanta, Georgia, unless the Parties agree in writing to another seat of arbitration.

(c)

For any Dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive relief, the arbitration shall be conducted by a panel of three arbitrators. All other Disputes shall be conducted by a sole arbitrator. In the event any party challenges whether the dispute belongs above or below this monetary threshold for these purposes, the issue shall be resolved exclusively by the administrator of JAMS (or such other arbitration service provider as may be agreed upon in writing by the Parties), and shall be treated as an administrative matter only. In the case of a panel of three arbitrators, each Party shall appoint an arbitrator within twenty (20) days of a Party’s receipt of a Party’s demand for arbitration. The two Party-appointed arbitrators shall appoint the third and presiding arbitrator within twenty (20) days of the appointment of the second arbitrator. In the case of a sole arbitrator, the arbitrator shall be appointed in accordance with the applicable Rules. If any appointed arbitrator declines, resigns, becomes incapacitated, or otherwise refuses or fails to serve or to continue to serve as an arbitrator, the Party or arbitrators entitled to appoint such arbitrator shall appoint a successor within twenty (20) days. In the event an arbitrator is not appointed by a Party or the arbitrators within the time periods specified herein, JAMS (or such other arbitration service provider as may be agreed upon in writing by the Parties) shall be authorized to appoint such arbitrator in accordance with the applicable Rules. In all cases, all arbitrators must be a licensed attorney or judge with at least ten years of experience in commercial litigation and/or arbitration. With respect to any Dispute involving one or more claims for which Intellectual Property is a material aspect of such claim(s), the arbitrator(s) shall possess experience and expertise in the applicable field of Intellectual Property law.

(d)

In the event a Party is in need of urgent relief prior to the appointment of the arbitrator(s), the Parties consent to the procedures and powers provided in the Rules for the appointment of an emergency arbitrator to consider such relief. Notwithstanding any rule to the contrary, the arbitrator(s), once appointed, will have full authority to modify, vacate or supplement any temporary or provisional relief issued by an emergency arbitrator on such grounds as the arbitrator(s) consider appropriate.

(e)

Subject to Section 7.3(f), nothing contained herein is intended to or shall be construed to deprive any court of its jurisdiction to issue pre- or post-arbitral injunctions, pre- or post-arbitral attachments, or other orders in aid of arbitration proceedings, or to enforce arbitration judgments and awards rendered hereunder, including by issuing orders confirming such judgments and awards. Without prejudice to such equitable remedies as may be granted by a court of competent jurisdiction, the arbitrators shall have full authority to grant provisional remedies and to direct the parties to request that a court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitrators’ orders to that effect. The Parties agree to accept and honor all orders relating to interim or provisional remedies that are issued by the arbitrators and agree that any such orders may be enforced, as necessary, in any court of competent jurisdiction.

(f)

The Parties consent and submit to the jurisdiction of any federal court in the Northern District of Georgia or, where such court does not have jurisdiction, any Georgia state court in Fulton County, Georgia (“Georgia Courts”) with respect to any Dispute related to, arising out of or resulting from this Agreement (including for urgent relief as set forth in Section 7.2); provided that the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of Georgia Courts in any Proceeding to compel or contest the imposition of arbitration with respect to any Dispute related to, arising out of or resulting from this Agreement and the Parties shall not bring any such Proceedings in any court other than Georgia Courts. Notwithstanding anything in the preceding sentence to the contrary, any court of competent jurisdiction (whether Georgia Courts or otherwise) shall be entitled to issue pre- or post-arbitral attachments, other orders in aid of arbitration proceedings (including for interim or provisional remedies in aid of arbitration) or orders to enforce arbitration judgments and awards rendered hereunder, including by issuing orders confirming such judgments and awards. In furtherance of the foregoing, (i) irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Georgia Court; (ii) irrevocably consents to service of process sent by a national courier service (with written confirmation of receipt) to its address identified in Section 8.1; and (iii) irrevocably waives any right to trial by jury in any court as set forth in Section 7.4.

(g)

Discovery shall be limited to only: (i) documents directly related to the issues in dispute; (ii) no more than three (3) depositions per Party for any Dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive relief, or two (2) depositions per Party for all other Disputes; and (iii) ten (10) interrogatories per Party. The arbitration procedures shall include provision for production of documents relevant to the Dispute; provided that the parties shall make good faith efforts to conduct the arbitration such that all documentary and deposition discovery is completed within ninety (90) days of the appointment of the arbitrator(s) or as soon as reasonably practicable thereafter. All discovery, if any, shall be completed within ninety (90) days of the appointment of the arbitrator(s) or as soon as practicable thereafter. The Parties agree that, without derogating from any other provisions of the Rules allowing for summary disposition, the arbitrator(s) shall permit applications for summary disposition to be filed at least thirty (30) days prior to any scheduled evidentiary hearing, and shall be empowered to grant such applications where justice and efficiency warrant such relief, in which case there shall be no need for a full evidentiary hearing. Adherence to formal rules of evidence in any hearing on the matter shall not be required and the arbitrators shall consider any evidence and testimony that the arbitrators determine to be relevant, in accordance with the Rules and procedures that the arbitrators determine to be appropriate.

(h)

The parties shall make good faith efforts to conduct the arbitration such that all written submissions are submitted and any hearing to be conducted is held no later than one hundred and eighty (180) days following appointment of the arbitrators or as soon as reasonably practicable thereafter; provided, however, that the failure to meet such deadline shall not invalidate the arbitration or any award of the arbitrators.

(i)

For any Dispute asserting claims exceeding $1 million (or equivalent value) or seeking injunctive relief, the panel of arbitrators shall render a reasoned award. For all other Disputes, the sole arbitrator shall not be required to render a reasoned award, provided, however, that such omission of written reasoning shall not invalidate the arbitration or any award of the sole arbitrator. In all cases, the arbitrator(s) shall make good faith efforts to render an award within thirty (30) days of the close of the hearing on the merits or the final written submission (whichever occurs later) or a soon as practicable thereafter; provided, however, that the failure to meet such deadline shall not invalidate the arbitration or any award of the arbitrator(s). The arbitrator(s) shall be entitled, if appropriate, to award any remedy that is permitted under this Agreement and applicable Law and Rules, including monetary damages, specific performance and other forms of legal and equitable relief. The Parties hereby waive any claim to attorneys’ fees, costs and expenses of arbitration, except as may be expressly required by statute, and the arbitrators are not empowered to and shall not award such damages.

(j)

The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable, and any award rendered by the arbitrator(s) shall be final and binding on the Parties and shall be the sole and exclusive remedy between the Parties regarding any Dispute presented to the arbitrator(s). The Parties agree to comply and cause the members of their applicable Group to comply with any award made in any such arbitration and agree to the enforcement of or entry of confirming judgment upon such award in any court of competent jurisdiction.

(k)

Without limiting the provisions of the Rules, unless otherwise agreed in writing by the Parties, or as may be required by Law or any Governmental Authority, the relevant Parties shall keep, and shall cause the members of their applicable Group to keep, confidential all matters relating to any arbitration hereunder. The Parties agree not to disclose to any third party

(i) the existence or status of the arbitration, (ii) all information made known and documents produced in the arbitration not otherwise in the public domain, and (iii) any award arising from the arbitration; provided, however, that such information and awards may be disclosed (x) to the extent reasonably necessary to enforce this Agreement or give effect to this Section 7.3, (y) to enter judgment upon any arbitral award rendered hereunder or as is required to protect or pursue any other legal right, and (z) to the extent otherwise required by Law or a Governmental Authority (including any public disclosure required by securities Laws).

7.4

Continuity of Service and Performance. During the course of resolving a Dispute pursuant to the provisions of this Article VII, the Parties will continue to provide all other services and honor all other commitments under this Agreement with respect to all matters not the subject of the Dispute.

7.5

Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING ARISING OUT OF OR RELATING TO A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND THAT NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.5.

ARTICLE 8

MISCELLANEOUS

8.1

Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.1 or (ii) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 8.1 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the address for such party set forth below (or at such other address for a party as shall be specified from time to time in a notice given in accordance with this Section 8.1):

If to NCR:

NCR Corporation

864 Spring St NW

Atlanta, GA 30308

Attn: General Counsel/Notices

law.notices@ncr.com

If to ATMCo:

ATMCo

[•]

Attn: [Name]

[Email]

8.2	Waiver.

(a)	Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(b)

No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.3

Modification or Amendment. This Agreement may only be amended, modified or supplemented, in whole or in part, in a writing signed on behalf of each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

8.4

Titles and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

8.5

Governing Law. This Agreement, and all actions, causes of action, or claims of any kind (whether at Law, in equity, in contract, in tort or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Law of the State of Maryland, irrespective of the choice of Law principles of the State of Maryland, including without limitation Maryland laws relating to applicable statutes of limitations and burdens of proof and available remedies.

8.6

Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled in Law or equity.

8.7

Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from.

8.8

Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

8.9

Complete Agreement. This Agreement, including its Schedules, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous negotiations, commitments and writings with respect to the subject matter of this Agreement. This Agreement, including its Schedules, and the SDA, along with any other associated agreements, constitute the agreements that are the subject matter of the transactions contemplated by the SDA and its associated agreements, with this Agreement, including its Schedules, being the sole and exclusive terms and conditions with respect to the subject matter of this Agreement.

8.10

Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective as of the Effective Date. Execution of this Agreement or any other documents pursuant to this Agreement by email attaching DocuSign or other electronic copy of a signature shall be deemed to be, and shall have the same effect as if it was, executed by an original signature.

[Signature page follows. The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have signed and executed this Agreement effective as of the Effective Date.

NCR Corporation

By:
Name:
Title:
Date:

NCR Atleos, LLC

By:
Name:
Title:
Date: